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                                                                    EXHIBIT 23.5

[LOGO]

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the inclusion in this Registration Statement (Amendment No. 1) on Form S-4/A of United Bankshares, Inc. of our report dated February 16, 2001, relating to the consolidated financial statements of GrandBanc, Inc. as of December 31, 2000 and 1999 and each of the years in the three-year period ended December 31, 2000. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


Baltimore, Maryland
October 9, 2001


                                        /S/ Stegman & Company